Exhibit 2.1

AGREEMENT AND PLAN OF MERGER OF

COPART, INC.,

A DELAWARE CORPORATION,

AND

COPART, INC.,

A CALIFORNIA CORPORATION

This AGREEMENT AND PLAN OF MERGER, dated as of January 10, 2012 (the “Merger Agreement”), is made by and between Copart, Inc., a Delaware corporation (“CPRT Delaware”), and Copart, Inc., a California corporation (“CPRT California”). CPRT Delaware and CPRT California are sometimes referred to herein as the “Constituent Corporations.” CPRT Delaware is a wholly-owned subsidiary of CPRT California.

RECITALS

A.

CPRT Delaware is a corporation duly incorporated and existing under the laws of the State of Delaware and has a total authorized capital stock of 185,000,000 shares, of which 180,000,000 are designated common stock, par value $0.0001 per share (the “CPRT Delaware Common Stock.”), and 5,000,000 are designated Preferred Stock, par value $0.0001 per share (the “CPRT Delaware Preferred Stock”). The CPRT Delaware Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, and before giving effect to the transactions contemplated hereby, 100 shares of CPRT Delaware Common Stock are issued and outstanding, all of which are held by CPRT California, and no shares of CPRT Delaware Preferred Stock are issued and outstanding.

B.

CPRT California is a corporation duly incorporated and existing under the laws of the State of California and has a total authorized capital stock of 185,000,000 shares, of which 180,000,000 are designated common stock, no par value (the “CPRT California Common Stock”), and 5,000,000 are designated Preferred Stock, no par value (the “CPRT California Preferred Stock”). 4,000,000 of the CPRT California Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions and 1,000,000 of the CPRT California Preferred Stock is designated Series A Participating Preferred Stock pursuant to the Certificate of Determination of Rights, Preferences and Privileges of Series A Participating Preferred Stock, filed March 14, 2003 with the Secretary of State of the State of California. As of the date hereof, and before giving effect to the transactions contemplated hereby, 63,356,407 shares of CPRT California Common Stock and no shares of CPRT California Preferred Stock are issued and outstanding.

C.

The Board of Directors of CPRT California has determined that, for the purpose of effecting the reincorporation of CPRT California in the State of Delaware, it is advisable and in the best interests of CPRT California and its shareholders that CPRT California merge with and into CPRT Delaware upon the terms and conditions herein provided.

D.

The respective Boards of Directors of the Constituent Corporations, the shareholders of CPRT California and the stockholder of CPRT Delaware have approved this Merger Agreement and have directed that this Merger Agreement be executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, CPRT Delaware and CPRT California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.

MERGER

(a)

Merger. In accordance with the provisions of this Merger Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the California Corporations Code, CPRT California shall be merged with and into CPRT Delaware (the “Merger”), the separate existence of CPRT California shall cease and CPRT Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be Copart, Inc.

(b)

Filing and Effectiveness. The Merger shall become effective in accordance with Section 1108 of the California Corporations Code and Section 252 of the DGCL. The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date.”

(c)

Effect of the Merger. Upon the Effective Date, the separate existence of CPRT California shall cease, and CPRT Delaware, as the Surviving Corporation, shall: (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, (ii) be subject to all actions previously taken by its and CPRT California’s Boards of Directors, (iii) succeed, without other transfer, to all of the assets, rights, powers and property of CPRT California in the manner as more fully set forth in Section 259 of the DGCL, (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date, and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of CPRT California in the same manner as if CPRT Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the California Corporations Code.

2.

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

(a)

Certificate of Incorporation. The Certificate of Incorporation of CPRT Delaware as in effect immediately prior to the Effective Date (the “Certificate of Incorporation”) shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

(b)

Bylaws. The Bylaws of CPRT Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

(c)

Directors and Officers. The directors and officers of CPRT California immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.

MANNER OF CONVERSION OF STOCK

(a)

CPRT California Common Stock. Upon the Effective Date, each share of CPRT California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of CPRT Delaware Common Stock.

(b)

CPRT Delaware Common Stock. Upon the Effective Date, each share of CPRT Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by CPRT Delaware, or the holder of such shares or any other person, be cancelled and returned to the status of authorized and unissued shares of CPRT Delaware Common Stock, without any consideration being delivered in respect thereof.

(c)

Shareholder Rights Plan. Shares of CPRT Delaware Common Stock that shall be issuable to shareholders of CPRT California Common Stock pursuant to Section 3(a) hereof shall not include the associated rights (the “Rights”) issued pursuant to the Preferred Stock Rights Agreement between CPRT California and Equiserve Trust Company, N.A., dated as of March 6, 2003, as amended as of March 14, 2006 and as further amended for purposes of termination of such agreement as of the Effective Date of the Merger.

(d)

Exchange of Certificates. After the Effective Date, each holder of an outstanding certificate representing shares of CPRT California Common Stock may, at such shareholder’s option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of CPRT Delaware Common Stock into which the shares formerly representing by the surrendered certificate were converted as herein provided. Until so surrendered, each certificate representing shares of CPRT California Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes, from and after the Effective Date, to represent the number of shares of CPRT Delaware Common Stock into which such shares of CPRT California Common Stock were converted and the associated Rights in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of CPRT Delaware Common Stock represented by such certificate as provided above.

Each certificate representing shares of CPRT Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificate of CPRT California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

(e)

CPRT California Equity Incentive Plans

(i)

Upon the Effective Date, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, employee benefit and other equity-based award plans heretofore adopted by CPRT California (collectively, the “Plans”). Each outstanding and unexercised option, warrant or right to purchase or receive, or security convertible into, CPRT California Common Stock shall become an option, warrant or right to purchase or receive, or security convertible into, CPRT Delaware Common Stock on the basis of one (1) share of CPRT Delaware Common Stock for each share of CPRT California Common Stock issuable pursuant to any such option, warrant or right to purchase or receive, or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such option, warrant or right to purchase or receive, or security convertible into, CPRT California Common Stock at the Effective Date. No other changes in the terms and conditions of such options will occur.

(ii)

A number of shares of CPRT Delaware Common Stock shall be reserved for issuance under the Plans equal to the number of shares of CPRT California Common Stock so reserved immediately prior to the Effective Date.

4.

CONDITIONS

(a)

Conditions to CPRT California’s Obligations. The obligations of CPRT California under this Merger Agreement shall be conditioned upon the occurrence of the following events:

(i)

The principal terms of this Merger Agreement shall have been duly approved by the shareholders of CPRT California;

(ii)

Any consents, approvals or authorizations that CPRT California deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained, including, but not limited to, approvals with respect to federal and state securities laws; and

(iii)

The CPRT Delaware Common Stock to be issued and reserved for issuance in connection with the Merger shall have been approved for listing by the NASDAQ Stock Market.

5.

GENERAL

(a)

Covenants of CPRT Delaware. CPRT Delaware covenants and agrees that it will, on or before the Effective Date:

(i)

Qualify to do business as a foreign corporation in the State of California and, in connection therewith, appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code;

(ii)

File this Merger Agreement with the Secretary of State of the State of California; and

(iii)

Take such other actions as may be required by the California Corporations Code.

(b)

FIRPTA Notification. On the Effective Date of the Merger, CPRT California shall deliver to CPRT Delaware a properly executed statement (the “Statement”), conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(2) and 1.1445-2(c)(3), certifying that no interest in CPRT California is a United States real property interest as defined in Section 897(c) of the Code. CPRT California shall deliver to the Internal Revenue service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2 (h)(2).

(c)

Reorganization for Tax Purposes. This Merger Agreement is intended to constitute a plan of reorganization adopted by the parties hereto within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Merger is intended to constitute a reorganization within the meaning of Code Section 368(a)(1)(F).

(d)

Further Assurances. From time to time, as and when required by CPRT Delaware or by its successors or assigns, there shall be executed and delivered on behalf of CPRT California such deeds and other instruments, and there shall be taken or caused to be taken by CPRT Delaware and CPRT California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by CPRT Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CPRT California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of CPRT Delaware are fully authorized in the name and on behalf of CPRT California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(e)

Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either or both of the Constituent Corporations, notwithstanding the approval of this Merger Agreement by the shareholders of CPRT California or by the sole stockholder of CPRT Delaware, or by both. In the event of the termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no obligations on either Constituent Corporation or their respective Board of Directors, shareholders or stockholders with respect thereto.

(f)

Amendment. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Merger Agreement by the stockholders or shareholders of either Constituent Corporation shall not, unless approved by such stockholders or shareholders as required by law:

(i)

Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(ii)

Alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or

(iii)

Alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

(g)

Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware, 19808, and Corporation Service Company is the registered agent of the Surviving Corporation at such address.

(h)

Governing Law. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

(i)

Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, this Merger Agreement, having first been approved by resolutions of the Boards of Directors of Copart, Inc., a Delaware corporation, and Copart, Inc., a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

COPART, INC.
a Delaware corporation
By:	/s/ A. Jayson Adair
A. Jayson Adair
Chief Executive Officer
By:	/s/ William E. Franklin
William E. Franklin
Senior Vice President and Chief Financial Officer
COPART, INC.
a California corporation
By:	/s/ A. Jayson Adair
A. Jayson Adair
Chief Executive Officer
By:	/s/ William E. Franklin
William E. Franklin
Senior Vice President and Chief Financial Officer

Signature Page to Agreement and Plan of Merger